SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

MERCANTILE BANKSHARES CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Filed by Mercantile Bankshares Corporation pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

On February 6, 2007, the following was distributed to shareholders of Mercantile Bankshares Corporation.

[MERCANTILE BANKSHARES LETTERHEAD]

YOUR VOTE AT OUR UPCOMING SPECIAL MEETING IS IMPORTANT

PLEASE VOTE TODAY

February 6, 2007

Dear Mercantile Bankshares Stockholder:

     Our records indicate that you have not yet voted your shares for the very important special meeting of stockholders scheduled to be held on February 27, 2007. Whether or not you plan to attend the meeting, we encourage you to cast your vote using the enclosed proxy as soon as possible.

     At the special meeting, you are being asked to approve the merger of Mercantile Bankshares Corporation with and into The PNC Financial Services Group, Inc. If the merger is approved, each share of Mercantile common stock that you own will be converted into the right to receive 0.4184 of a share of PNC common stock and $16.45 in cash, without interest.

     After careful consideration of the merger proposal, the Mercantile Board of Directors approved the merger and merger agreement after concluding that the merger was in the best interests of Mercantile and its stockholders. Your Board recommends that you vote “FOR” approval of the merger.

YOUR VOTE IS IMPORTANT

     Because the merger must be approved by the holders of two-thirds of the outstanding shares of Mercantile, your vote is crucial, no matter how few or how many shares you may own.

     Your failure to vote will have the same result as a vote against the merger, so we urge all stockholders to take a moment now to vote their proxy in favor of the merger proposal.

PLEASE VOTE TODAY

     For your convenience, we have enclosed a duplicate proxy form. We have also made arrangements to allow you to vote via telephone or internet by following the instructions listed on the proxy form. We hope that we can count on your support for the proposed merger and, if you have any questions or need assistance in voting your shares, we encourage you to call our proxy solicitors, MacKenzie Partners, toll-free at (800) 322-2885, or The Altman Group, toll-free at (800) 206-0007.

      Thank you for your continued support.

Sincerely,
/Signature/
Edward J. Kelly III
Chairman of the Board, President and
Chief Executive Officer

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

On January 18, 2007, Mercantile Bankshares Corporation filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors can obtain these documents free of charge at the SEC’s web site (www.sec.gov) or from Mercantile free of charge by directing a request to Mercantile Bankshares Corporation, 2 Hopkins Plaza P.O. Box 1477, Baltimore, Maryland 21203, Attention: Investor Relations.

The directors, executive officers, and certain other members of management and employees of Mercantile Bankshares are participants in the solicitation of proxies in favor of the merger from the shareholders of Mercantile Bankshares. Information about the directors and executive officers of Mercantile Bankshares is set forth in the proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 29, 2006. Additional information regarding the interests of such participants is included in the proxy statement/prospectus and the other relevant documents filed with the SEC relating to the proposed merger.